UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LASERLOCK TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

LASERLOCK TECHNOLOGIES, INC.
837 Lindy Lane
Bala Cynwyd, Pennsylvania 19004

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 12 , 2012

Dear Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders on Monday , November 12 , 2012, at 1:00 p.m., Eastern Time, at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103.   We are holding the meeting to consider and act upon the following:

(1)	the amendment of our Amended and Restated Articles of Incorporation to increase the authorized number of our shares of common stock from 175,000,000 to 425 ,000,000;

(2)	the amendment of our Amended and Restated Articles of Incorporation to provide our stockholders the ability to act by written consent; and

(3)	the transaction of any other business as may properly come before the meeting or any adjournment(s) of the meeting.

We have fixed October 10 , 2012 as the record date for determining the stockholders entitled to vote at the meeting. You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please sign, date and promptly return the enclosed proxy to ensure that your shares will be represented at the meeting. The enclosed envelope requires no postage if mailed within the United States. Many of our stockholders hold their shares in “street name” through brokers, banks and other nominees may choose to vote their shares over the Internet or by telephone instead of using the enclosed proxy card or the form of proxy sent to them by their brokers, banks and other nominees. If your shares are held in “street name” and you wish to vote over the Internet or by telephone, please follow the instructions on the form of proxy sent to you by your broker, bank or other nominee. If you attend the meeting, you may revoke your proxy and vote in person.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

/s/ Norman A. Gardner
Norman A. Gardner
President

Bala Cynwyd, Pennsylvania
October 17 , 2012

As promptly as possible, please complete, sign, date and return the enclosed proxy card or voting instruction form in the postage-paid return envelope provided.  Please fill out and return the proxy card or instruction form whether or not you expect to attend the Special Meeting in person.  If you are a stockholder of record and you attend the meeting in person, you may revoke your proxy and vote your shares at that time.

LASERLOCK TECHNOLOGIES, INC.
837 Lindy Lane
Bala Cynwyd, Pennsylvania 19004

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 12 , 2012

INFORMATION CONCERNING THIS SOLICITATION

The Board of Directors of LaserLock Technologies, Inc. (we, us or the “Company”) is soliciting proxies for the Special Meeting of Stockholders to be held on Monday , November 12 , 2012, at 1:00 p.m., Eastern Time, at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103 . ( the “Special Meeting”).  This proxy statement contains important information for stockholders to consider when deciding how to vote on the matters brought before the Special Meeting.  Please read it carefully.

At the Special Meeting, our stockholders will be asked to vote upon:

(1)	the amendment of our Amended and Restated Articles of Incorporation to increase the authorized number of our shares of common stock from 175,000,000 to 425,000,000;

(2)	the amendment of our Amended and Restated Articles of Incorporation to provide our stockholders the ability to act by written consent; and

(3)	the transaction of any other business as may properly come before the meeting or any adjournment(s) of the meeting.

Voting materials, which include the proxy statement and a proxy card, will be mailed to all registered stockholders beginning on or about October 17 , 2012.  Stockholders holding their shares in “street name” should receive the proxy statement and a voting instruction form from their broker, bank or other custodian, nominee or fiduciary.  We will pay the expenses of these solicitations.  In addition to solicitation by mail, proxies may be solicited by telephone or in person by some of our officers, directors and regular employees or independent contractors who will not be specially engaged or compensated for such services.

Our principal executive offices are located at 837 Lindy Lane, Bala Cynwyd, Pennsylvania 19004.  Our general telephone number is (610) 668-1952.

VOTING AT THE SPECIAL MEETING

Our Board of Directors has set October 10 , 2012 as the record date for the Special Meeting (the “Record Date”).  As of the Record Date, we had outstanding 145,144,603 shares of common stock.  Each holder of our common stock is entitled to one vote per share on all matters to be voted on at the Special Meeting.

Only stockholders of record as of the close of business on the Record Date may attend and vote at the Special Meeting.  The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at the Special Meeting will constitute a quorum for purposes of that matter.  Stockholders of record who return a proxy card but abstain from voting or fail to vote on a particular matter will be considered “present” for quorum purposes with respect to the matter.  In addition, shares held by brokers or nominees who have notified us on a proxy card or otherwise in accordance with industry practice that they have not received voting instructions with respect to a particular matter and that they lack or have declined to exercise voting authority with respect to such matter (referred to in this proxy statement as “uninstructed shares”), will be considered “present” for quorum purposes with respect to the matter.  Votes not cast  by brokers or nominees with respect to uninstructed shares are referred to in this proxy statement as “broker non-votes.”

The persons named in the enclosed proxy will vote the shares represented by each properly executed proxy as directed therein.  In the absence of such direction on a properly executed proxy card, the persons named in the enclosed proxy will vote “FOR” the proposals to amend our Amended and Restated Articles of Incorporation to increase the authorized shares of our common stock and to provide our stockholders the ability to act by written consent.  As to other items of business that may properly be presented at the Special Meeting for action, the persons named in the enclosed proxy will vote the shares represented by the proxy in accordance with their best judgment.

A stockholder of record may revoke his or her proxy at any time before its exercise by giving written notice of such revocation to our Corporate Secretary.  In addition, any stockholder of record may vote by ballot at the Special Meeting, even if he or she has already returned a proxy card.

The preliminary voting results will be announced at the Special Meeting.  The final results will be reported in a Current Report on Form 8-K to be filed within four business days following the date of the Special Meeting.

Your vote is important.  Please complete, sign and return the accompanying proxy card or voting instruction form whether or not you plan to attend the Special Meeting.  If you plan to attend the Special Meeting to vote in person and your shares are registered with our transfer agent in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from that person or entity assigning you the right to vote your shares of common stock.

PROPOSAL 1
APPROVAL OF AN AMENDMENT TO AMENDED AND RESTATED ARTICLES OF
INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED SHARES OF CAPITAL STOCK

The Board of Directors has unanimously approved an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 175,000,000 to 425,000,000 and to increase the aggregate number of authorized shares of capital stock from 250,000,000 to 500,000,000, with no increase in the 75,000,000 authorized shares of preferred stock.  If the amendment is approved by the stockholders, the text of Article III, Section 1 of our Amended and Restated Articles of Incorporation will be amended and restated to read in its entirety as follows:

“Section 1.  Authorized Shares.  The aggregate number of shares which the Corporation shall have authority to issue is Five Hundred Million (500,000,000), consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is Four Hundred Twenty-Five Million (425,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Seventy Five Million (75,000,000).  The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors of the Corporation pursuant to Section 3 of this Article III.”

As more fully set forth below, the proposed amendment is intended to improve our flexibility in meeting future needs for unreserved common stock.  However, and while this is not the intent of the proposal, in addition to general corporate purposes, the proposed amendment can be used to make more difficult a change in control of the Company.

As of the close of business on August 30, 2012, we had 145,144,603 shares of common stock issued and outstanding, subject to issuance upon the exercise of outstanding stock purchase warrants, stock options and convertible notes and available for grant under our 2003 Stock Option Plan, calculated as follows:

Shares issued and outstanding	145,144,603
Shares subject to issuance under issued and outstanding stock purchase warrants	7,450,000
Shares subject to issuance under issued and outstanding stock options	14,325,996
Shares available for grant under outstanding convertible notes	26,250,000
Shares available for grant under LaserLock Technologies, Inc. 2003 Stock Option Plan	1,274,004
194,444,603

After taking into consideration the above share amounts, and assuming no increase in the number of authorized shares, we do not have any unreserved shares of common stock that remain available.

Reasons for the Amendment

From our inception, we have utilized our common stock and securities convertible into common stock for a variety of purposes relating to the development of our technology and the acquisition of our intellectual property.  We have also engaged in public and private offerings of common stock and securities convertible into common stock as a primary method of raising capital to fund our operations, and equity grants have comprised a substantial portion of our compensation program.  It is our intention to continue to engage in all of these practices.  Without the ability to do so, we believe that our future progress would be severely jeopardized and result in adverse consequences for our stockholders.

Our Board of Directors believes that the proposed increase in the number of authorized shares of common stock is essential to facilitate our ability to develop our technology, acquire intellectual property, raise capital to fund our operations and compensate our employees.  The shares proposed for authorization could be used, among other things, to increase funding through potential equity transactions with institutional or other investors, to help secure licensing or other agreements with potential partners who might seek to acquire an equity interest as part of their overall business arrangement with us, or to possibly acquire other businesses, as well as for other bona fide corporate purposes.  If our stockholders do not approve this proposal to increase the number of authorized shares, we believe that we will be substantially limited in our ability to advance our operational and strategic plans.

The increased number of authorized shares of common stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve and no further approval by our stockholders will be required, except as provided under Nevada law or under the rules of any national securities exchange or market on which our common stock may in the future be listed.  The availability of additional shares for issuance, without the delay and expense of obtaining the approval of our stockholders at a subsequent meeting, will afford us greater flexibility in acting upon proposed transactions.

We currently have no plans to issue any additional shares of our common stock other than the shares that have previously been reserved or committed for issuance as described above.

The increase in authorized common stock will not have any immediate effect on the rights of our existing stockholders.  To the extent that additional authorized shares are issued in the future, they would decrease our existing stockholders’ percentage equity ownership in the Company and, depending on the price at which they are issued, may be dilutive to existing stockholders.  The additional shares of common stock for which authorization is sought would have identical rights, preferences and privileges to the shares of our common stock authorized prior to approval of this proposal.  Holders of our common stock do not have preemptive rights to subscribe to additional securities that may be issued by us, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership thereof.

The increase in the number of authorized shares of our common stock may facilitate certain other anti-takeover devices that may be advantageous for our management to attempt to prevent or delay a change of control.  For example, our Board of Directors could cause additional shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid.  Additionally, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through an acquisition of a substantial number of shares of our common stock, to acquire control of the Company, since the issuance of such shares could dilute the common stock ownership of such person or entity.  Employing such devices may adversely impact stockholders who desire a change in management, or who desire to participate in a tender offer or other sale transaction involving the Company.  At the present time, we are not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company, and this proposal is not being made in response to any such attempts.

The Amended and Restated Articles of Incorporation of the Company authorize the issuance of 75,000,000 shares of preferred stock, all of which shares remain undesignated as of October 17 , 2012.  Our Board of Directors, within the limitations and restrictions contained in the Amended and Restated Articles of Incorporation, applicable law and stock exchange regulations, and without further action by our stockholders, has the authority to issue the remaining undesignated preferred stock with rights that could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company.

No Dissenters’ Rights

Under Nevada law, stockholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

Vote Required and Recommendation of our Board of Directors

For approval, this proposal requires the approval of a majority of the outstanding voting power of our common stock as of the Record Date.  Abstentions and broker non-votes on this proposal shall have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ADOPTION OF THIS PROPOSAL 1.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO AMENDED AND RESTATED ARTICLES OF
INCORPORATION TO PROVIDE FOR ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

As discussed below, our Board of Directors has determined that it would be in the best interest of our stockholders to allow the stockholders to take action by written consent.  Under Section 78.320 of the Nevada Revised Statutes, unless otherwise provided in a corporation’s articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  However, our Amended and Restated Articles of Incorporation currently prohibit our stockholders from acting by written consent.  Specifically, Article IV of our Amended and Restated Articles of Incorporation currently reads as follows:

“No action shall be taken by the stockholders except at an annual or special meeting of stockholders called and noticed in the manner required by the bylaws of the Corporation. The stockholders shall not in any circumstance take action by written consent.”

In order to allow our stockholders to act by written consent, the Board of Directors has proposed to eliminate Article IV, which would allow the default provisions of Section 78.320 of the Nevada Revised Statutes to apply to actions taken by written consent.

If the amendment is approved by the stockholders, the text of Article IV of our Amended and Restated Articles of Incorporation will be amended and restated to read in its entirety as follows:

“[INTENTIONALLY OMITTED]”

In addition, if this Proposal 2 is approved, the Company will, simultaneously with effecting the amendment of our Amended and Restated Articles of Incorporation, effect an amendment to our Amended and Restated Bylaws to delete Section 2.11, which currently reads as follows: “Action Without a Meeting. No action shall be taken by the stockholders except at an annual or special meeting of the stockholders called and noticed in the manner required by these Bylaws.”

Reasons for the Amendment

Our Board of Directors believes that providing our stockholders with the ability to take action by written consent in lieu of a meeting is a mechanism stockholders can use to raise important matters outside the normal annual meeting cycle, and that this additional flexibility is a meaningful enhancement to our stockholders’ ability to exercise their franchise rights with respect to our Company.

No Dissenters’ Rights

Under Nevada law, stockholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

Vote Required and Recommendation of our Board of Directors

For approval, this proposal requires the approval of a majority of the outstanding voting power of our common stock as of the Record Date.  Abstentions and broker non-votes on this proposal shall have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ADOPTION OF THIS PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information with respect to the securities holdings of all persons that we have reason to believe, pursuant to filings with the SEC, may be deemed the beneficial owner of more than 5% of our outstanding common stock.  The following table also sets forth, as of such date, the beneficial ownership of our common stock by all executive officers and directors, individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of the Record Date upon the exercise or conversion of any options, warrants or other convertible securities.  Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all common stock beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below, and has an address of c/o LaserLock, Inc., 837 Lindy Lane, Bala Cynwyd, PA 19004.
.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
5% Beneficial Owners
Robert L. Bast 110 Spruce Lane Ambler, PA 19002	15,500,000(2)	10.23%
California Securities SA 60 West Randolph Street, Suite 200 Chicago, IL 60601	16,986,595(3)	12.35%
Clydesdale Partners II LLC 201 Spear Street, Suite 1150 San Francisco, CA 94105	48,797,500(4)	31.21%

Executive Officers and Directors
Norman A. Gardner	19,421,339(5)	12.82%
Michael Prevot	3,000,000(6)	*
All officers and directors as a group (2 people)	22,421,339	14.80%

* *	Represents less than 1% of our outstanding common stock.

(1)	This table has been prepared based on 145,144,603 shares of our common stock outstanding on October 10 , 2012.

(2)	Consists of 15,500,000 shares of common stock.

(3)	Consists of 16,986,595 shares of common stock.

(4)	Consists of 43,875,000 shares of common stock and 4,922,500 shares of PFK Acquisition Group II LLC, which is under common control.

(5)	Consists of 13,931,339 shares of common stock, and 5,490,000 shares underlying options exercisable at $.00125 per share.

(6)	Consists of 2,100,000 shares of common stock and 900,000 shares underlying options exercisable at $.00125 per share.

By Order of the Board of Directors,

/s/ Norman A. Gardner

Norman A. Gardner
President

Bala Cynwyd, Pennsylvania
October 17 , 2012

LASERLOCK TECHNOLOGIES, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON NOVEMBER 12 , 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Norman A. Gardner as proxy , with power to appoint a substitute, and hereby authorizes  him to represent and to vote, as designated on the reverse side, all of the shares of common stock of LaserLock Technologies, Inc. held of record by the undersigned on  October 10 , 2012, at the Special Meeting of Stockholders to be held on November 12 , 2012, or any adjournment thereof.

PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN YOUR PROXY PROMPTLY

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF
LASERLOCK TECHNOLOGIES, INC.
NOVEMBER 12 , 2012

Please sign, date and mail your proxy card in the envelope provided as soon as possible.
↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
PROPOSAL 1 AND PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

		FOR	AGAINST	ABSTAIN
1.	Approval of an Amendment of our Amended and Restated Articles of Incorporation to Increase the Company’s Authorized Shares of Common Stock	□	□	□

2.	Approval of an Amendment of our Amended and Restated Articles of Incorporation to provide our stockholders the ability to act by written consent	□	□	□

The shares represented by this proxy, if it is properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is made, the shares represented by this proxy will be voted “FOR” Proposal 1 and Proposal 2.  To the extent permissible under applicable law, this proxy also delegates discretionary authority to vote on any matter that may properly come before the meeting, or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
□

Signature of Stockholder:	Date	Signature of Stockholder:	Date

Note:
Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.